THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES SECOND QUARTER EARNINGS

CRESTVIEW HILLS, KENTUCKY, July 18, 2013 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the second quarter ended June 30, 2013. For the second quarter, the Company reported an increase in net income of 1% as compared to the same period in 2012.

A summary of the Company’s results follows:

Second Quarter ended June 30,	2013	2012	Change
Net income	$4,485,000	$4,424,000	1%
Earnings per common share, basic	$0.60	$0.59	2%
Earnings per common share, diluted	$0.59	$0.59	0%

Six Months ended June 30,	2013	2012	Change
Net income	$8,575,000	$8,939,000	(4)%
Net income per common share, basic	$1.15	$ 1. 20	(4)%
Net income per common share, diluted	$1.13	$ 1 .19	(5)%

Robert W. Zapp, President & CEO, commented on the financial results: “Our second quarter finished strong as we maintained forward progress in our core businesses, even as we continue to experience margin compression and a sluggish economic recovery that has kept loan growth to a minimum. However, I am encouraged to see increased activity with respect to small business and corporate borrowing and I anticipate this trend to remain positive along with improved credit metrics.” Zapp added, “We continue to deepen client relationships by cross-selling investments, mortgage loans, treasury management and card products. Revenue in these areas experienced double-digit growth in the second quarter compared to 2012, contributing to our increase in earnings. In addition, we continue to improve and modify our approach to retail banking, internet banking, mobile banking and how we serve our customers. As a result, we experienced an increase in overall service charge revenue, have become more efficient, and continue to invest in new technologies, maintaining our high level of customer service, and addressing the growing regulatory demands all banks are facing today. I am pleased with our second quarter performance as we look to build on this momentum for the second half of the year.”

Driving the increase in net income in the second quarter of 2013 was a $487,000 (9%) increase in non-interest income, which offset a $339,000 (2%) decrease in net interest income as compared to the second quarter of 2012. Contributing to the increase in non-interest income were service charges on deposits, gains on the sale of real estate loans, trust fee income and bankcard revenue. The decrease in net interest income was the result of the compression on the net interest margin. The compression of the net interest margin is the result of the historically low interest rate environment, where the cost of funds are close to a floor and the yield on earning assets still has room to decline.

Non-interest income increased 9% ($487,000) in the second quarter of 2013, as compared to the same period in 2012, while non-interest expense increased 1% ($138,000) from the same period last year. Contributing to the increase in non-interest income was a $340,000 or 15% increase in service charges on deposits, a $156,000 or 22% increase in trust fee income, a $92,000 or 10% increase in bankcard transaction revenue and a $83,000 or 14% increase in gains on the sale of real estate loans which were offset by $268,000 higher losses on other real estate owned. Contributing to the increase in non-interest expense was $264,000 or 5% increase in the salaries and benefits expense.

Net interest income decreased $339,000, or 2% in the second quarter of 2013, as compared to the same period in 2012. The net interest margin, on a tax equivalent basis, decreased 19 basis points from 3.65% in the second quarter of 2012 to 3.46% in the second quarter of 2013. As discussed above, the decrease in the net interest income and the compression of the net interest margin was the result of the yield on earning assets falling faster than the cost of interest bearing liabilities. The yield on earning assets decreased 31 basis points from 4.06% in the second quarter of 2012 to 3.75% in the second quarter of 2013, while the cost of interest bearing liabilities only decreased 15 basis points from .51% to .36% in the same period. The decrease in the interest margin was partially offset with an increase in earning assets of $42 million, or 3% on average from the second quarter of 2012. On a tax equivalent basis, the effect of the reduction in the net interest income as a result of rate was a negative $1,101,000, which was partially offset by an $748,000 positive effect on net interest income as a result of the growth in earning assets.

The provision for loan losses decreased by $100,000 (6%) in the second quarter of 2013, as compared to the same period in 2012. Contributing to this decrease were lower levels of charge-offs as compared to the second quarter of 2012. The Company’s annualized net charge-offs to average loans decreased from .61% in the second quarter of 2012 to .54% in the second quarter of 2013 while non-performing loans as a percentage of total loans were 1.60% as of June 30, 2013, as compared to 1.44% as of June 30, 2012. The Company recorded $1,591,000 in net charge-offs in the second quarter of 2013 as compared to $1,716,000 in the second quarter of 2012. On a sequential basis, the provision for loan losses of $1,600,000 in the second quarter of 2013 was $400,000 lower than the provision in the first quarter of 2013, while non-performing loans decreased from $21.8 million (1.84% of total loans) at March 31, 2013 to $18.9 million (1.60% of total loans) at June 30, 2013. Net charge-offs on a sequential basis decreased from $1,927,000 (.66% of loans) in the first quarter of 2013 to $1,591,000 (.54% of loans) in the second quarter of 2013. The majority of the loans charged off in the first quarter of 2013 were reserved for in prior quarters. The reserve for impaired loans was $4,361,000 at June 30, 2013, which was $3,155,000 lower than the $7,516,000 reserve at June 30, 2012. As a result of the lower impaired loan reserves and lower levels of adversely classified loans, the Allowance for Loan Losses (ALL) has decreased from 1.60% of loans at the end of the second quarter of 2012 to 1.40% of loans at the end of the second quarter of 2013. On a sequential basis the ALL was 1.40% at the end of both the first and second quarter of 2013. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

The Company’s non-performing assets as a percentage of total assets were 1.38% as of June 30, 2013, as compared to 1.32% as of June 30, 2012. While non-performing loans increased $2,485,000 from June 2012 to June 2013, other real estate owned decreased $743,000 in the same time period. These properties are recorded at their estimated net realizable value with the difference between this value and the loan balance being recorded as a charge-off at the time of foreclosure.

Total assets were $1.766 billion at the end of the second quarter of 2013, which was $62 million or 4% higher than the same date a year ago. Total loans increased $42 million (4%) and were funded by an increase in deposits of $50 million, or 3%. Total equity increased $5.8 million from the same date in 2012. In September 2012, the Company’s Board of Directors voted to change from a semi-annual cash dividend to a quarterly cash dividend, commencing with the fourth quarter of 2012. This resulted in cash dividends declared increasing from $.00 in the second quarter of 2012 to $.17 in the same period of 2013. On a year to date basis, cash dividends increased from $.30 in 2012 to $.34 in 2013.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Second Quarter Comparison				Six months ended June 30, Comparison
Income Statement Data	6/30/13	6/30/12	% Chg		6/30/13	6/30/12	% Chg
Interest income	$14,880	$15,661	(5)%		$29,746	$31,349	(5)%
Interest expense	1,172	1,614	(27)%		2,455	3,458	(29)%
Net interest income	13,708	14,047	(2)%		27,291	27,891	(2)%

Provision for loan losses	1,600	1,700	(6)%		3,600	3,500	3%
Net interest income after provision for loan losses	12,108	12,347	(2)%		23,691	24,391	(3)%
Non interest income	5,840	5,353	9%		11,702	10,959	7%
Non interest expense	11,665	11,527	1%		23,434	22,869	2%
Net income before income taxes	6,283	6,173	2%		11,959	12,481	(4)%
Provision for income taxes	1,798	1,749	3%		3,384	3,542	(4)%
Net income	$4,485	$4,424	1%		$8,575	$8,939	(4)%
Per Common Share Data
Diluted earnings per common share	0.59	0.59	0%		1.13	1.19	(5)%
Cash dividends declared	0.17	0.00	0%		0.34	0.30	13%
Earnings Performance Data
Return on common equity	10.48%	10.99%	(51	)bps	10.07%	11.24%	(117	)bps
Return on assets	1.00%	1.03%	(3	)bps	.96%	1.03%	(7	)bps
Net interest margin	3.38%	3.57%	(19	)bps	3.35%	3.53%	(18	)bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data

	June 30, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$80,941	$151,832
Investments	384,653	381,537
Loans held for sale	9,909	16,324
Total loans, gross	1,185,449	1,195,409
Allowance for loan losses	(16,650)	(16,568)
Premises and equipment, net	22,560	22,494
Goodwill and acquisition intangibles, net	24,169	24,485
Other assets and accrued interest receivable	74,859	68,591
Total assets	$1,765,890	$1,844,104

Liabilities & Shareholders’ Equity
Total deposits	$1,504,829	$1,570,007
Short-term borrowings	26,934	41,408
Notes payable	50,702	48,715
Accrued interest payable and other liabilities	13,196	13,534
Total liabilities	1,595,661	1,673,664
Common stockholders’ equity	170,229	170,440
Total liabilities and shareholders’ equity	$1,765,890	$1,844,104

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Three Months ended June 30, 2013			Three Months ended June 30, 2012
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,190,590	$13,390	4.51%	$1,136,894	$13,948	4.93%
Securities (2)	387,526	1,725	1.79	375,245	1,961	2.10
Other interest-earning assets	46,886	78	0.67	70,648	79	0.45
Total interest-earning assets	1,625,002	15,193	3.75	1,582,787	15,988	4.06
Non-interest-earning assets	165,041			147,788
Total assets	$1,790,043			$1,730,575
Interest-bearing liabilities:
Transaction accounts	882,084	355	0.16	813,312	425	0.21
Time deposits	333,774	579	0.70	381,387	923	0.97
Borrowings	74,927	238	1.27	75,789	266	1.41
Total interest-bearing liabilities	1,290,785	1,172	0.36	1,270,488	1,614	0.51
Non-interest-bearing liabilities	327,665			298,125
Total liabilities	1,618,450			1,568,613
Shareholders’ equity	171,593			161,962
Total liabilities and shareholders’ equity	$1,790,043			$1,730,575
Net interest income		$14,021			$14,374
Interest rate spread			3.39%			3.55%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.46%			3.65%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2013 and 2012. The tax equivalent adjustment was $313,000 and $327,000 in 2013 and 2012, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Six Months ended June 30,2013			Six Months ended June 30, 2012
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,192,612	$26,785	4.53%	$1,135,131	$27,906	4.94%
Securities (2)	381,979	3,404	1.80	374,636	3,921	2.10
Other interest-earning assets	66,390	174	0.53	79,622	171	0.43
Total interest-earning assets	1,640,981	30,363	3.73	1,589,389	31,998	4.05
Non-interest-earning assets	159,819			148,483
Total assets	$1,800,800			$1,737,872
Interest-bearing liabilities:
Transaction accounts	887,317	754	0.17	817,477	895	0.22
Time deposits	342,714	1,224	0.72	392,243	2,019	1.04
Borrowings	75,149	477	1.28	78,293	544	1.40
Total interest-bearing liabilities	1,305,180	2,455	0.38	1,288,013	3,458	0.54
Non-interest-bearing liabilities	323,975			289,867
Total liabilities	1,629,155			1,577,880
Shareholders’ equity	171,645			159,992
Total liabilities and shareholders’ equity	$1,800,800			$1,737,872
Net interest income		$27,908			$28,540
Interest rate spread			3.35%			3.51%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.43%			3.61%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2013 and 2012. The tax equivalent adjustment was $617,000 and $649,000 in 2013 and 2012, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Income Statement Data	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Net interest income	$13,708	$13,583	$14,332	$13,962	$14,047
Provision for loan losses	1,600	2,000	1,300	2,200	1,700

Net interest income after provision for loan losses	12,108	11,583	13,032	11,762	12,347
Service charges and fees	2,581	2,131	2,322	2,325	2,241
Gain on sale of real estate loans	672	539	694	917	589
Gain on sale of securities	-	274	-	-	(4)
Trust fee income	850	852	749	710	694
Bankcard transaction revenue	1,044	957	971	940	952
Gains/(losses) on other real estate owned	(308)	(4)	(226)	(67)	(40)
Other non-interest income	1,001	1,113	1,091	1,036	921
Total non-interest income	5,840	5,862	5,601	5,861	5,353
Salaries and employee benefits expense	5,988	5,913	5,869	5,909	5,724
Occupancy and equipment expense	1,315	1,306	1,341	1,316	1,315
Data processing expense	537	550	618	505	533
State bank taxes	615	575	554	579	579
Amortization of intangible assets	157	159	183	187	196
FDIC Insurance	335	295	296	267	295
Other non-interest expenses	2,718	2,971	2,809	3,036	2,885
Total non-interest expense	11,665	11,769	11,670	11,799	11,527
Net income before income tax expense	6,283	5,676	6,963	5,824	6,173
Income tax expense	1,798	1,586	1,953	1,628	1,749
Net income	$4,485	$4,090	$5,010	$4,196	$4,424
Per Common Share Data
Diluted earnings per common share	0.59	0.54	0.66	0.56	0.59
Cash dividends declared	0.17	0.17	0.17	0.32	0.00
Weighted average common shares outstanding
Basic	7,491,619	7,478,901	7,470,146	7,465,926	7,465,434
Diluted	7,564,179	7,583,544	7,557,777	7,554,271	7,542,372
Earnings Performance Data
Return on common equity	10.48%	9.66%	11.79%	10.05%	10.99%
Return on assets	1.00%	0.92%	1.12%	0.98%	1.03%
Net interest margin	3.38%	3.32%	3.52%	3.56%	3.57%
Net interest margin (tax equivalent)	3.46%	3.40%	3.63%	3.64%	3.65%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Balance Sheet Data	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Assets:
Cash and cash equivalents	$80,941	$138,561	$151,832	$81,950	$66,719
Investments	384,653	376,704	381,537	361,108	376,454
Loans held for sale	9,909	14,038	16,324	19,314	13,983
Total loans	1,185,449	1,187,742	1,195,409	1,159,074	1,143,733
Allowance for loan losses	(16,650)	(16,641)	(16,568)	(16,585)	(18,346)
Premises and equipment, net	22,560	22,559	22,494	22,714	22,923
Goodwill and acquisition intangibles, net	24,169	24,325	24,485	24,668	24,856
Other assets & accrued interest receivable	74,859	73,223	68,591	69,711	73,543
Total assets	$1,765,890	$1,820,511	$1,844,104	$1,721,954	$1,703,865
Liabilities & Shareholders’ Equity:
Total deposits	$1,504,829	$1,558,933	$1,570,007	$1,471,246	$1,455,328
Short-term borrowings	26,934	28,309	41,408	22,142	24,373
Notes payable	50,702	48,709	48,715	48,721	48,727
Accrued interest payable & other liabilities	13,196	11,604	13,534	12,224	10,987
Total liabilities	1,595,661	1,647,555	1,673,664	1,554,333	1,539,415
Shareholders’ equity	170,229	172,956	170,440	167,621	164,450
Total liabilities and shareholders’ equity	$1,765,890	$1,820,511	$1,844,104	$1,721,954	$1,703,865
Common shares outstanding	7,498,014	7,482,776	7,470,236	7,467,396	7,465,841
Average Balance Sheet Data
Average investments	$387,526	$376,370	$373,008	$369,707	$375,245
Average other earning assets	46,886	86,110	71,139	32,781	70,648
Average loans	1,190,590	1,194,657	1,175,879	1,158,072	1,136,894
Average earning assets	1,625,002	1,657,137	1,620,026	1,560,560	1,582,787
Average assets	1,790,043	1,811,675	1,772,766	1,707,843	1,730,575
Average deposits	1,529,159	1,551,953	1,518,557	1,459,593	1,482,222
Average interest bearing deposits	1,215,858	1,244,360	1,207,238	1,165,673	1,194,699
Average interest bearing transaction deposits	882,084	892,609	848,302	796,346	813,312
Average interest bearing time deposits	333,774	351,751	358,936	369,327	381,387
Average borrowings	74,927	75,375	72,193	70,445	75,789
Average interest bearing liabilities	1,290,785	1,319,735	1,279,431	1,236,118	1,270,488
Average common stockholders equity	171,593	171,698	169,031	166,036	161,962

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Asset Quality Data	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Allowance for loan losses to total loans	1.40%	1.40%	1.39%	1.43%	1.60%
Allowance for loan losses to non-performing loans	88%	76%	86%	112%	111%
Nonaccrual loans	$18,934	$21,771	$19,244	$14,813	$16,265
Loans – 90 days past due & still accruing	11	36	39	105	195
Total non-performing loans	18,945	21,807	19,283	14,918	16,460
OREO and repossessed assets	5,207	5,454	5,396	6,192	5,950
Total non-performing assets	24,152	27,261	24,679	21,110	22,410
Restructured loans-accruing	7,204	7,499	6,046	12,270	15,388
Non-performing loans to total loans	1.60%	1.84%	1.61%	1.29%	1.44%
Non-performing assets to total assets	1.38%	1.50%	1.34%	1.23%	1.32%
Annualized charge-offs to average loans	0.54%	0.66%	0.45%	1.39%	0.61%
Net charge-offs	$1,591	$1,927	$1,317	$3,961	$1,716

Other Information

Total assets under management (in millions)	747	744	714	715	701
Full-time equivalent employees	361	364	365	370	376

About BKFC

BKFC, a bank holding company with assets of approximately $1.766 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-three branch locations and fifty-six ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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